Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 31, 2005 with respect to our audits of the consolidated audited financial statements of e-Smart Technologies, Inc. as of December 31, 2004, included as part of this Form 10-K.

/s/ Rosenberg Rich Baker Berman & Company
Bridgewater, New Jersey
May 5, 2005